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                                                                    Exhibit 99.5

                         Consent of Prospective Director

     Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned hereby consents to be named as about to become a director of Yellow Corporation (the "Registrant") in the Registration Statement on Form S-4 of the Registrant related to the Registrant's Common Stock to be filed with the Securities and Exchange Commission pursuant to the Securities Act.

                                                /s/ Phillip J. Meek
                                       -----------------------------------------
                                       Name:    Phillip J. Meek

   August 8, 2003
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Date